                                                                 Exhibit 10.10

                                      INDEX

SECTION/CAPTION                                                                PAGE
1.       PROPERTY;  Term of Lease...................................................1
         1.       Leased Property...................................................1
         2.       Hold Over ........................................................1
         3.       Definitions.......................................................2
2.       BASIC RENT ................................................................2
         1.       Term..............................................................2
         2.       Time of Payment...................................................2
         3.       Manner of Payment of Rent; Absolutely Net ........................2
         4.       Additional Rent...................................................3
         5.       No Termination, Abatement, etc. ..................................3
3.       CONDITION OF PROPERTY......................................................4
4.       USE OF PROPERTY............................................................4
5.       MAINTENANCE AND REPAIRS....................................................5
         1.       By Tenant.........................................................5
         2.       By Landlord.......................................................5
6.       ALTERATIONS, ADDITIONS AND REPLACEMENTS....................................6
7.       TENANT'S EQUIPMENT.........................................................6
8.       UTILITY SERVICES...........................................................7
9.       NO CLAIMS AGAINST LANDLORD, ETC............................................7
10.      INDEMNIFICATION BY TENANT..................................................8
11.      INSPECTION.................................................................8



12.      PAYMENT OF IMPOSITIONS, ETC................................................9
13.      COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, INSTRUMENTS, ETC........10
14.      LIENS, ETC................................................................10
15.      PERMITTED CONTESTS........................................................11
16.      INSURANCE.................................................................11
         1.       Risks to be Insured..............................................11
                  1.       All Risk Insurance......................................11
                  2.       Comprehensive Liability.................................12
                  3.       Workmen's Compensation..................................12
                  4.       Other Insurance.........................................12
         2.       Policy provisions................................................13
         3.       Subrogation......................................................13
         4.       Delivery of Policies; Insurance Certificate......................13
         5.       Adjustment ......................................................14
17.      DAMAGE TO OR DESTRUCTION OF PROPERTY......................................14
         1.       Tenant to Give Notice ...........................................14
         2.       Restoration......................................................14
         3.       Insurance of Tenant's Equipment..................................15
18.      TAKING OF PROPERTY........................................................15
         1.       Tenant to Give Notice............................................15
         2.       Taking Restoration...............................................15
         3.       Total Taking.....................................................16
         4.       Separate Award...................................................17





19.      EVENTS OF DEFAULT; TERMINATION; LANDLORD'S REMEDIES.......................17
         1.       Events of Default and Termination................................17
         2.       Remedies of Landlord.............................................19
         3.       Reletting of Property............................................20
         4.       Landlord's Right to Cure.........................................20
         5.       Waiver of Redemption.............................................21
20.      ESTOPPEL CERTIFICATES.....................................................21
         1.       By Tenant........................................................21
         2.       By Landlord......................................................22
21.      NO WAIVER, ETC............................................................22
22.      REMEDIES, ETC., CUMULATIVE................................................22
23.      ACCEPTANCE OF SURRENDER...................................................23
24.      CONVEYANCE BY LANDLORD....................................................23
25.      ASSIGNMENT; SUBLEASE......................................................23
26.      LIMITATION OF LIABILITY...................................................23
27.      NOTICE TO MORTGAGEE.......................................................24
28.      ASSIGNMENT OF RENTS.......................................................24
29.      SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.............................25
         1.       By Tenant........................................................25
         2.       By Landlord......................................................25
30.      END OF TERM...............................................................26
31.      QUIET ENJOYMENT...........................................................26
32.      NOTICE OF LEASE...........................................................26
33.      NO BROKER REPRESENTATION..................................................26



34.      CERTAIN DEFINITIONS.......................................................27
35.      NOTICES, ETC..............................................................30
36.      ENVIRONMENTAL MATTERS.....................................................30
         1.       Hazardous Material ..............................................30
         2.       Environmental Indemnification ...................................32
                  1.       Assumption of Defense ..................................32
                  2.       Defense by Indemnified Party ...........................32
                  3.       Notice of Environmental Losses .........................33
                  4.       Rights Cumulative ......................................34
                  5.       Survival of the Indemnity ..............................34
37.      FORCE MAJEURE ............................................................34
38.      GOVERNING LAW ............................................................34
39.      MISCELLANEOUS ............................................................34




EXHIBIT A: Property Description

                                                                  EXECUTION COPY

                                      LEASE


         LEASE dated as of March 1, 1999 between Birch Pond Realty Corporation, a Delaware corporation with an address at 25 Recreation Park Drive, Hingham, MA 02043 (the "Landlord"), and DM Management Company, a Delaware corporation, doing business as BPRC in the State of New Hampshire, with an address at 25 Recreation Park Drive, Hingham, MA 02043 (the "Tenant").

l.   LEASED PROPERTY; TERM OF LEASE

         1.1.  LEASED PROPERTY; LEASE TERM

         Upon and subject to the conditions and limitations set forth below, Landlord leases to Tenant, and Tenant rents from Landlord, for a term of eighteen (18) years (herein sometimes referred to as the "Term") commencing on the date hereof (the "Commencement Date") and expiring at midnight on the day prior to the eighteenth (18th) anniversary of the Commencement Date, the land and all rights appurtenant thereto (the "Land") described in Exhibit A hereto and the buildings and other improvements now or hereafter erected thereon (the "Improvements"; the Land and the Improvements being hereinafter collectively referred to as the "Property"); subject, however, to (a) real estate taxes for the current and subsequent years, not yet due and payable; (b) any facts an accurate survey or personal inspection of the Property would disclose; (c) present and future building restrictions and zoning and environmental laws and other applicable laws; and (d) all easements, restrictions, encumbrances and other matters of record.

         1.2. HOLD OVER. If Tenant should hold over after the end of the term, the term of this Lease shall continue on a month-to-month basis until terminated by either party by not less than thirty (30) days' prior written notice to the other. All of the terms and provisions of this Lease in effect immediately prior to such holdover shall be applicable during any holdover period and for any further time following the end of the term hereof during which Tenant continues to use or occupy the Property.

         l.4. DEFINITIONS. Unless otherwise defined herein, capitalized words and phrases used in this Lease shall have the meanings set forth in Section 34 hereof.

2.       BASIC RENT.

         2.1. TERM. During the Initial Term, Tenant shall pay to Landlord annual basic rent of $1,990,746.00.

         2.2. TIME OF PAYMENT. The Basic Rent shall be payable, in advance, in equal monthly installments of $165,895.00 .on the first day of each month during the Term. Basic Rent for any period of less than a full calendar month included in the Term shall be prorated on a per diem basis. Basic Rent for the month in which the Term commences shall be payable on the date of execution of this Lease by Tenant.

         2.3. MANNER OF PAYMENT OF RENT. The Basic Rent and other sums payable to Landlord hereunder shall be paid to Landlord at Landlord's address set forth in Section 35 hereof or to such agent or person or persons or at such other address as Landlord from time to time may designate as provided herein. Basic Rent shall be absolutely net to Landlord so that this Lease shall yield to

Landlord the full amount of the installments of Basic Rent throughout the term of this Lease without abatement, deduction, or offset, except as otherwise provided herein.

         2.4. ADDITIONAL RENT. Tenant shall also pay, from time to time as provided in this Lease, as additional rent ("Additional Rent") all other amounts, liabilities and obligations which Tenant herein assumes or agrees to pay. In the event of any failure on the part of Tenant to pay any Additional Rent, Landlord shall have all the rights, powers and remedies provided for in this Lease or at law, in equity, or otherwise in the case of non-payment of Basic Rent.

         2.5. NO TERMINATION, ABATEMENT, ETC. Except as otherwise specifically provided herein, this Lease shall not terminate, nor shall Tenant be entitled to any abatement, deduction, deferment or reduction of rent, or set-off against the rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected, by reason of damage to or destruction of the Property from whatever cause, any Taking or Takings, the lawful or unlawful prohibition of Tenant's use of the Property, the interference with such use by any private person, corporation or other entity, or by reason of any eviction by paramount title, or by reason of Tenant's acquisition of the Property (otherwise than pursuant to an express provision of this Lease), or by any claim which Tenant has or might have against the Landlord, or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant or to which Landlord and Tenant are parties, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding; it being the intention that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Basic Rent and Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease; and Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding the bankruptcy, insolvency, incapacity, death or other proceedings affecting Landlord or any assignee of Landlord, and notwithstanding any action with respect to this Lease that may be taken by a trustee or receiver of Landlord or any assignee of Landlord or by any court in any such proceeding.

3.       CONDITION OF PROPERTY

         Tenant is fully familiar with the physical condition of the Property. Landlord makes no representation or warranty with respect to the condition of the Property or its fitness or availability for any particular use, and Landlord shall not be liable for any latent or patent defect therein and has received the same in good order and condition, and agrees that the Property complies in all respects with the requirements of this Lease. Tenant acknowledges that Landlord shall not be required to make any repairs, alterations or improvements to the Property except as otherwise expressly provided herein.

4.       USE OF PROPERTY

         The Property shall not be used for any purpose other than for office, warehouse and distribution purposes and as otherwise permitted as of right under applicable zoning laws and any purposes incidental to the foregoing without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant will not do or permit any act or thing which is contrary to any Legal Requirement or Insurance Requirement (unless, in the case of an

Insurance Requirement, (x) such act or thing would be permitted upon payment of a higher insurance premium, (y) such higher premium has been paid by Tenant and (z) such act or thing becomes, upon such payment, so permitted), or which constitutes a public or private nuisance or waste.

5.       MAINTENANCE AND REPAIRS

         5.1. BY TENANT. During the Term, Tenant shall, at Tenant's sole cost and expense, keep and maintain the Property in the same condition as on the Commencement Date, or as it may be put in thereafter, reasonable wear and tear excepted, and shall further keep and maintain all portions of the Property, and all sidewalks and curbs located upon or appurtenant or adjacent to the Property, in a clean and orderly condition, free of snow and ice, accumulation of dirt, rubbish and debris. Tenant shall not commit or suffer to be committed any waste upon or about the Property, and shall promptly at its cost and expense make all required replacements, restorations, renewals and repairs to the Property, and appurtenances thereto, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen as well as unforeseen, necessary to keep the Property in the foregoing order and condition, and such repairs, replacements, restorations and renewals shall, to the maximum extent possible, be equivalent in quality to the quality of the original work or the property replaced, as the case may be. Tenant shall undertake preventive maintenance as well, and a reasonable policy of inspection to ascertain the need for repairs and replacements shall be adhered to by Tenant throughout the entire term of this Lease.

         5.2. BY LANDLORD. Landlord shall have absolutely no liability or obligation whatsoever to build any further improvements on the Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Property, whether interior or exterior, ordinary or extraordinary, structural or non-structural, foreseen or unforseen, or to make any expenditure whatsoever in connection with this Lease or to inspect or maintain the Property.

6.       ALTERATIONS, ADDITIONS AND REPLACEMENTS.

         So long as no Event of Default shall have occurred and be continuing, Tenant shall have the right, at any time and from time to time after providing Landlord with written notice, to make or cause to be made reasonable alterations of and additions to the Property or any part thereof, provided that any alteration or addition (a) shall not change the general character of the Property or reduce the fair market value thereof below its value immediately before such alteration or addition or impair the usefulness of the Property, (b) is effected with due diligence, in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements, (c) is promptly and fully paid for, or caused to be paid for, by Tenant, (d) is estimated to cost not more than $600,000, and (e) is made under the supervision of a qualified architect or engineer. Upon completion of such alteration or addition, Tenant shall provide Landlord with (i) a satisfactory final improvement survey if the footprint of the building has been altered, (ii) any final occupancy permit which may be required for the Improvements, (iii) all other governmental permits, certificates and approvals and all other permits, certificates and approvals of fire underwriters, which are required with respect to the alterations and (iv) final lien waivers from all contractors, subcontractors and materialmen.

7.       TENANT'S EQUIPMENT

         All Tenant's Equipment shall be and remain the property of Tenant and Tenant shall have the right to remove Tenant's Equipment at any time, provided that Tenant shall repair any damage caused by such removal. In the event that Tenant fails to remove Tenant's Equipment on or before the expiration or other termination of this Lease, such Tenant's Equipment shall be deemed to have been abandoned and Landlord shall have the right at Landlord's option to retain or remove such Tenant's Equipment.

8.       UTILITY SERVICES

         Tenant will pay or cause to be paid all charges for all public or private utility services and all sprinkler systems and protective services at any time rendered to or in connection with the Property or any part thereof, will comply with all contracts relating to any such services, and will do all other things required for the maintenance and continuance of all such services.

9.       NO CLAIMS AGAINST LANDLORD, ETC.

         Nothing contained in this Lease shall constitute any consent or request by Landlord, express or implied, for the performance of any labor or services or for the furnishing of any materials or other property in respect of the Property or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof. None of the agreements herein contained are intended, nor shall the same be construed, to create a partnership between Landlord and Tenant, to make them joint venturers, or to make either party in any way responsible for the business, debts or losses of the other party.

10.      INDEMNIFICATION BY TENANT

         Tenant will protect and indemnify Landlord and save Landlord harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Property or any part thereof, or
(b) any use, non-use or condition of the Property or any part thereof, except, in the case of (a) or (b) above, if arising from the gross negligence or willful misconduct of Landlord or its agents or employees, or (c) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, or (d) any breach of any representation or warranty of Tenant contained herein or incorporated herein by reference, or (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, except if the same has been provided, performed or furnished at the express request of Landlord. The obligations of Tenant under this section shall survive the termination of this Lease. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant, upon Landlord's request, will at Tenant's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by Tenant and reasonably approved by Landlord.

11.      INSPECTION.

         Landlord and its authorized representatives may, upon reasonable advance oral or written notice (except in the event of emergencies when no prior notice shall be required), enter the

Property or any part thereof at all reasonable times upon reasonable notice for the purpose of inspecting the same, making the alterations and repairs, if any, required to be made by it hereunder or as may reasonably be deemed necessary by Landlord, exhibiting the same to prospective mortgagees and purchasers, and, during the last six (6) months of the Term, exhibiting the same to prospective tenants. Landlord shall not have any duty to make any such inspection or do any such work nor shall it incur any liability or obligation for not making any such inspection or doing any such work.

12.      PAYMENT OF IMPOSITIONS, ETC.

         Except as provided in Section 15 relating to contests, Tenant will pay all Impositions when due, before any fine, penalty, interest or cost may be added for non-payment, and will furnish to Landlord, upon request, official receipts or other reasonably satisfactory proof evidencing such payments. To the extent that the same may be permitted by law, Tenant shall have the right to apply for the conversion of any betterment assessment during the Term in order to cause the same to be payable in annual installments during the useful life of such improvements and upon such conversion Tenant shall pay and discharge punctually said installments as they shall become due and payable during the Term. Landlord agrees to permit the application for the foregoing conversion to be filed in Landlord's name, if necessary, and shall execute any and all documents requested by Tenant which are necessary to accomplish the foregoing result. In the event that the foregoing conversion is not permitted under law, and the useful life of any improvements made during the Term extends beyond the Term, any betterment assessment therefor shall be equitably apportioned between Landlord and Tenant.

13.      COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, INSTRUMENTS, ETC.

         Except in provided in Section 15 relating to contests, Tenant at its expense will promptly (a) comply with all Legal Requirements and Insurance Requirements, whether or not compliance therewith shall require structural changes in the Improvements or interfere with the use and enjoyment of the Property or any part thereof, (b) procure, maintain and comply with all permits, licenses and other authorizations required for any use of the Property or any part thereof then being made, and for the proper erection, installation, operation and maintenance of the Improvements and Tenant's Equipment or any part thereof, and (c) comply with any instruments of record at the time in force affecting the Property or any part thereof.

14.      LIENS, ETC.

         Tenant will not directly or indirectly create or permit to be created or to remain, and will discharge any lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to the Property or any part thereof, Tenant's interest therein, or the Basic Rent, Additional Rent or any other sum payable under this Lease, other than (a) this Lease and any assignment hereof or sublease hereunder permitted by the terms hereof, and (b) liens for Impositions not yet payable, or payable without the addition of any fine, penalty, interest or cost for non-payment, or being contested as permitted by Section 15; provided, however, that nothing herein is intended to impose upon Tenant the duty to discharge any lien, encumbrance or charge created by Landlord with respect to the Property.

15.      PERMITTED CONTESTS

         Tenant, at its expense, upon prior notice to Landlord, and, if legally required, in the name of Landlord, may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor or any Legal Requirement or the application of any instrument of record referred to in
Section 13, provided that (a) in the case of any such contest, the prosecution of such proceedings shall suspend the collection thereof from Landlord or the Property, (b) neither the Property nor any part thereof or interest therein or Basic or Additional Rent would be in any immediate danger of being sold, forfeited or lost, (c) in the case of a Legal Requirement, Landlord would not be in any danger of any additional civil or any criminal liability for failure to comply therewith and the Property would not be subject to the immediate imposition of any lien as a result of such failure, and (d) Tenant shall have furnished such security, if any, as may be required in the proceedings and/or reasonably requested by Landlord. Landlord, at the expense of Tenant, will cooperate with Tenant and execute any documents or pleadings reasonably required for any such contest, provided that any such cooperation or execution will not impose any obligation on Landlord.

16.      INSURANCE

         16.l. RISKS TO BE INSURED. Tenant, at its expense, will maintain or cause to be maintained with insurers reasonably satisfactory, from time to time, to Landlord:

                  16.1.1. All-Risk insurance, without exclusion for vandalism, flood, water damage, collapse, earthquake, debris removal and demolition, in an amount at least equal to one hundred (100%) percent of the replacement cost of the Improvements, as such replacement cost may from time to time be determined by agreement of the parties or if the parties cannot agree, by an accredited insurance appraiser selected by Tenant and approved by Landlord (the expense of such appraisal shall be shared equally by the parties)with endorsements for contingent liability from operation of building laws, increased cost of construction and demolition costs which may be necessary to comply with building laws, but in any event such insurance shall include an agreed amount endorsement and in no event shall the amount of such insurance be less than the amount necessary to avoid coinsurance. Any deductible applicable to such insurance shall not exceed $10,000 (or such other amount as Landlord and Tenant may agree upon in writing from time to time).

                  16.1.2. Comprehensive liability insurance insuring Landlord and Tenant against all claims and demands for any injury to person or property, and for death to persons resulting from such injuries, which may be claimed to have occurred on or about the Property or any part thereof, or on the sidewalk or ways adjoining the Property or any part thereof, in a combined single limit of not less than Ten Million ($10,000,000) Dollars.

                  16.1.3. Appropriate workmen's compensation insurance in respect of any work on or about the Property.

                  16.1.4. Insurance in such other amounts, against such other hazards, in such forms and with such companies as may from time to time be reasonably required by Landlord or as may be customarily required by any bank, insurance company or other lending institution holding a mortgage on the Property or any part thereof.

         16.2. POLICY PROVISIONS. All insurance maintained by Tenant pursuant to section 16.l shall: (a) except for workmen's compensation insurance, name Landlord and Tenant and the Landlord's mortgagees as mortgagee, loss payee and additional insured, as their respective interests may appear, (b) provide that all insurance proceeds shall be adjusted by Tenant, except as otherwise expressly provided in this Section 17, and, except in the case of public liability, workmen's compensation insurance and insurance with respect to Tenant's Equipment, be payable to Landlord, or any such mortgagee on behalf of Landlord, as their respective interests may appear, (c) provide to the extent that such provision is available, regardless of premium, that any losses shall be payable notwithstanding any act or negligence of Landlord or Tenant, (d) provide, to the extent that such provision is available, regardless of premium, that no cancellation thereof shall be effective until at least ten (10)) days after receipt by Landlord and any such mortgagee of written notice thereof, and
(e) be reasonably satisfactory to Landlord in all other respects.

         16.3. SUBROGATION. Landlord and Tenant shall, when it can be arranged without affecting such party's right to settle losses and receive proceeds, cause the insurance maintained or caused to be maintained by each such party to be written so that the insurer will not have rights of subrogation against the other party. Landlord and Tenant hereby waive any right of recovery against the other for loss or injury to the extent the waiving party is protected by insurance so written.

         16.4. DELIVERY OF POLICIES; INSURANCE CERTIFICATE. Tenant shall deliver to Landlord with this Lease a certificate evidencing the insurance required by this subsection and any additional insurance which shall be taken out on the Property. Tenant shall deliver to Landlord certificates from the applicable insurer or its authorized agent of renewals or replacements of all such policies of insurance at least five (5) days before any such insurance shall expire and provide a true and certified copy of the property policy once issued by the insurer.

         16.5. ADJUSTMENT. In the event any of the Property is destroyed or damaged by any casualty insured against hereunder (i) Landlord may, but shall not be obligated to, make proof of loss if not made promptly by Tenant and (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Landlord for application as required by
Section 17 hereof.

17.      DAMAGE TO OR DESTRUCTION OF PROPERTY

         17.1. TENANT TO GIVE NOTICE. In case of any material damage to or destruction of the Property or any part thereof by fire or other casualty, Tenant will promptly give written notice thereof to Landlord, generally describing the nature and extent of such damage or destruction.

         17.2. CASUALTY RESTORATION. In case of any damage to or destruction of the Property or any part thereof by fire or other casualty, Landlord shall promptly make the proceeds of the insurance carried by Tenant pursuant to
Section 16.1.1 available to Tenant, in accordance with the provisions of Sections 3(d) and (e) of the Mortgage, and Tenant shall promptly and with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, proceed with the repair, alteration, restoration , replacement or rebuilding ( such repair, alteration, restoration, replacement and rebuilding herein the "Restoration") of the Property as near as practicable to its value, utility, condition and character prior to such damage or destruction. If the Property or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Basic Rent and Additional Rent or a just and equitable part thereof, according to the nature and extent to which the Property shall have been so rendered unfit, shall be suspended or abated until the Property shall have been restored as nearly as practicable to its condition immediately prior to such fire or other casualty, except that the Basic Rent and Additional Rent payable hereunder by Tenant shall never be less than the sum (the "Carrying Costs") of (i) an amount equal to the principal and interest payments due with respect to the applicable period under the Note, as defined in Section 34 below, and (ii) an amount equal to Impositions due with respect to the applicable period.

         17.3. INSURANCE ON TENANT'S EQUIPMENT Landlord shall have no interest in any policy of insurance carried with respect to Tenant's Equipment.

 18.     TAKING OF PROPERTY

         18.l. TENANT TO GIVE NOTICE. In case of a Taking of all or any part of the Property, or the commencement of any proceedings or negotiations which might result in any such Taking, Tenant will promptly give written notice thereof to Landlord.

         18.2. TAKING RESTORATION In the event of a Taking which is less than a Total Taking, this Lease shall remain in effect and Tenant shall promptly and with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, proceed with the Restoration of the Property as near as possible to its value, utility, condition and character prior to the Taking, except for any reduction in area caused thereby. If the Property or any part thereof shall have been rendered unfit for use and occupation by reason of the Taking, the Basic Rent and Additional Rent or a just and equitable part thereof, according to the nature and extent to which the Property shall have been so rendered unfit, shall be suspended or abated until the Property shall have been restored as nearly as practicable to its condition immediately prior to the Taking, except that in the case of the Taking of any portion of the Improvements, the Basic Rent and Additional Rent payable hereunder by Tenant shall never be less than the Carrying Costs.

         18.3. TOTAL TAKING In the event of a Taking of all or substantially all of the Property (a "Total Taking"), this Lease shall remain in effect until the Mortgagee has received an amount, from the awards or proceeds of the Taking or otherwise, sufficient to pay the Note in full and elected to apply such sum to the discharge of the indebtedness under the Lease. From and after the date on which Tenant is required to vacate all or any portion of the Property, the Basic Rent and Additional Rent or a just and equitable part thereof, according to the nature and extent to which Tenant shall have been required to vacate the Property shall be suspended or abated, except that the Basic Rent and Additional Rent payable hereunder by Tenant shall never be less than the Carrying Costs. All awards or proceeds of a Total Taking shall be paid as follows:

         (A) First, to the Mortgagee, in an amount sufficient to pay the Note in full;

         (B) Then to Tenant, in an amount equal to the sum of amounts, if any, paid by Tenant to Landlord as Basic and Additional Rent as set forth above in this Section from and after the date on which Tenant is required to vacate all or any portion of the Property;

         (C)   The balance, if any to Landlord.

         18.4. SEPARATE AWARD Nothing herein contained shall be construed to prevent Tenant from obtaining and applying as it deems, appropriate any separate award from any condemning authority for a taking of or damage to Tenant's personal property not included in the Property or for moving expenses or business interruption, provided, such award is not combined with and does not reduce the award for any taking of the Property, including Tenant's interest therein.

19.  EVENTS OF DEFAULT; TERMINATION; LANDLORD'S REMEDIES

         19.1. EVENTS OF DEFAULT AND TERMINATION. If any one or more of the following events ("Events of Default") shall occur:

         (a) if Tenant shall fail to pay any Basic Rent, Additional Rent, or other sum payable hereunder by Tenant within 15 days following the date such sum is due and payable; or

         (b) if Tenant shall fail to perform or comply with any term hereof other than the payments covered pursuant to section 19.1(a) above, and such failure shall continue for more than 30 days after receipt of written notice thereof from Landlord or if such default cannot reasonably be corrected within such 45 day period, if Tenant shall fail, within such period, to commence with due diligence and dispatch to cure such default and thereafter to prosecute and complete with due diligence and dispatch the curing of such default; or

         (c) if Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Tenant shall have consented to or acquiesced therein; or

         (d) if an involuntary petition in bankruptcy or for a reorganization or for the appointment of a receiver or trustee of all or substantially all of the property of Tenant shall be filed in any court and the same shall not be dismissed or discharged within sixty (60) days of the date of such filing; or

         (e) if a receiver, trustee or liquidator of Tenant or of all or substantially all of the assets of Tenant shall be constituted or appointed in any proceeding brought by Tenant, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant and shall not be discharged within sixty (60) days after such appointment, or if Tenant shall consent to or acquiesce in such appointment;

then and in any such event Landlord at any time thereafter may either (i) without further demand or notice enter into and upon the Property or any part thereof in the name of the whole and by such entry terminate this Lease or (ii) give a written termination notice to Tenant specifying a date, not less than 30 days from the date of giving such notice, on which this Lease shall terminate, and on such date the term of this Lease shall expire and terminate by limitation and all rights of Tenant under this Lease shall cease, unless the default(s) permitting such termination shall have been cured before the termination date specified in such notice.

         19.2. REMEDIES OF LANDLORD. In the event of a termination of this Lease pursuant to Section 19.1, Tenant covenants that, in case of such termination or in case of termination under the provisions of statute by reason of the default of Tenant, Tenant will, at the election of Landlord (which election may be made at any time), either:

         (a) pay to Landlord, on account of the unexpired portion of the term, sums equal to the Basic Rent and Additional Rent at the same times and in the same installments as such payments would be due hereunder. If the Property or any portion thereof shall have been relet, the sums so payable by Tenant shall be abated in an amount equal to the excess of moneys actually received from the new lessee over Landlord's reasonable expenses of such reletting, including, without limiting the generality of the foregoing, the cost of remodeling and attorneys' and realtors' fees; or

         (b) pay to Landlord, as liquidated damages, a sum which at the time of such termination represents the present value of the difference between the Basic Rent and Additional Rent for the residue of the term and the then current rental value of the Property for the same period.

Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

         19.3. RELETTING OF PROPERTY. In case of any termination of this Lease by re-entry, expiration or dispossession by summary proceedings or otherwise, Landlord may (i) relet the Property, or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions to the extent that Landlord, in its reasonable judgment, considers advisable or necessary to relet the same and (ii) make such alterations and repairs to the Property as Landlord, in its reasonable judgment, considers advisable or necessary for the purpose of reletting the Property; and the making of such alterations and repairs shall not operate or be construed to release Tenant from any liability hereunder. Landlord shall not be liable for failure to relet the Property, or, in the event that the Property is relet, for failure to collect the rent under such reletting, provided that Landlord uses reasonable efforts to relet the Property and to collect such rent.

         19.4. LANDLORD'S RIGHT TO CURE. If Tenant shall default in the performance or observance of any agreement, condition or other provision in this Lease contained on its part to be performed or observed, Landlord may, at its option, without waiving any claim for breach of this Lease, at any time thereafter upon not less than forty-five (45) days' advance written notice to Tenant, cure such default at the expense of Tenant. However, if it is necessary in the reasonable judgment of Landlord to protect the real estate or Landlord's interest therein or to prevent injury or damage to persons or property that certain action be taken in less than such period to cure, Landlord shall have the right to immediately cure such default on behalf of Tenant at Tenant's expense. If by reason of any breach Landlord is compelled to pay, or reasonably elects to pay, any sum of money or do any act which will require the payment of any sum of money, or incurs any reasonable expense, including reasonable attorneys' fees, in instituting or prosecuting any proceeding to enforce Landlord's rights hereunder, any reasonable amounts so paid or paid on account of such expense shall be deemed to be due from Tenant to Landlord as Additional Rent within fifteen (15) days following demand therefor by Landlord and interest thereon shall accrue commencing on the date of payment at the Default Rate until Landlord is reimbursed by Tenant for such amounts.

         19.5. WAIVER OF REDEMPTION. Tenant hereby waives and surrenders all rights and privileges which it might have under or by reason of any present or future New Hampshire law to redeem the Property or to have a continuance of this Lease after the term hereof has been terminated, or Tenant has been dispossessed or ejected therefrom, by process of law, or pursuant to the terms of this Lease or otherwise.

20. ESTOPPEL CERTIFICATES

         20.l. BY TENANT. Tenant will execute, acknowledge and deliver to Landlord, promptly upon request, a certificate in the form attached hereto as Exhibit B, certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications), (b) the dates, if any, to which the Basic Rent has been paid, (c) whether or not there are then existing any offsets or defenses against the enforcement of any term hereof on the part of Tenant to be performed or complied with (and, if so, specifying the same), and (d) that no notice has been received by Tenant of any default which has not been cured.

         20.2. BY LANDLORD. Landlord will execute, acknowledge and deliver to Tenant, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (b) the dates, if any, to which the Basic Rent, and other sums payable hereunder have been paid, and (c) whether or not there are, to the knowledge of Landlord, then existing any defaults under this Lease (and, if so, specifying the same).

21. NO WAIVER, ETC.

         No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect, or the rights of Landlord or Tenant with respect to any other then existing or subsequent breach.

22. REMEDIES, ETC., CUMULATIVE

         Each right, power and remedy of Landlord provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all such other rights, powers or remedies.

23.      ACCEPTANCE OF SURRENDER

         No modification, termination or surrender of this Lease or surrender of the Property or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by any representative or agent of Landlord, other than such a written agreement and acceptance by Landlord, shall constitute an acceptance thereof.

24.      CONVEYANCE BY LANDLORD

         In case the original Landlord hereunder, or any successor Landlord shall convey or otherwise dispose of its entire interest hereunder, such original Landlord or successor Landlord, as the case may be, shall thereupon be released from all liabilities and obligations of the Landlord under this Lease occurring after the time of such conveyance or disposition and all such liabilities and obligations shall thereupon become binding upon the new Landlord.

25.      ASSIGNMENT; SUBLEASE.

         Tenant may not assign this Lease or sublet the Property, in whole or in part, or permit the same, whether by operation of law or otherwise, without obtaining, in each instance, the prior written consent of Landlord. Landlord's consent in one instance hereunder shall not relieve Tenant of the requirement of obtaining Landlord's consent in any other instance.

26.      LIMITATION OF LIABILITY

         Tenant specifically agrees to look solely to Landlord's then equity interest in the Property, at the time owned, for recovery of any judgment from Landlord, it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property. In no event shall Landlord be liable to Tenant for indirect or consequential damages.

27.      NOTICE TO MORTGAGEE

         After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Property, or any part thereof, as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder (provided Tenant shall have been furnished with the name and address of such holder), and the curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord.

28.      ASSIGNMENT OF RENTS

         With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage of property which includes the Property or any part thereof, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage or the taking of possession of the Property.

29.      SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.

         29.1. BY TENANT. Tenant will, on request from time to time by one or more holders of a mortgage that may hereafter be placed upon the Property or any part thereof, subordinate this Lease and all of Tenant's rights and estate hereunder to each such mortgage, and agree with each such holder that Tenant will attorn to and recognize such holder or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such mortgage as Landlord under this Lease for the balance of the then remaining term of this Lease, subject to all of the terms and provisions of this Lease; provided, however, that each such holder agrees to recognize the rights of the Tenant hereunder and not to disturb the possession of the Tenant hereunder, upon any such foreclosure or other sale, such agreement to be in the customary form and reasonably satisfactory to both parties.

         29.2. BY LANDLORD. If the holder of any mortgage on the Property or any part thereof executed and recorded prior to the date of this Lease shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in rights to the rights of such mortgagee, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of such mortgage. Any such election shall become effective upon either notice from such mortgagee to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder, or by the recording in the appropriate registry of deeds of an instrument in which such mortgagee subordinates its rights under such mortgage to this Lease.

30.      END OF TERM

         Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Property, broom clean, in the same order and condition as on the date hereof, or as it may be put in during the Term, ordinary wear and tear and damage by fire or other casualty and Taking excepted, and Tenant shall remove all of Tenant's Equipment therefrom no later than the expiration or other termination of the Lease.

31.      QUIET ENJOYMENT

         Landlord agrees that if Tenant shall pay the rent and perform, fulfill and observe the other obligations and liabilities of Tenant herein, Tenant shall peacefully and quietly have, hold and enjoy the Property without any manner of hindrance or molestation by Landlord or anyone lawfully claiming by, through or under Landlord.

32.      NOTICE OF LEASE

         Landlord and Tenant are, simultaneously with the execution and delivery of this Lease, executing a Notice of Lease in recordable form which Tenant may record at Tenant's sole cost and expense in the appropriate registry of deeds.

33.      NO BROKER REPRESENTATION

         Landlord and Tenant represent and warrant each to the other that they have dealt with no broker in connection with this Lease or the transactions contemplated hereby or referred to herein. Landlord and Tenant hereby each agree to indemnify the other and to hold it harmless from and against any and all loss, liability, claim, cost or expense (including, without limitation, reasonable attorneys' fees) arising from a breach of the aforesaid representation and warranty by Landlord or Tenant, as the case may be.

34.      CERTAIN DEFINITIONS

         As used in this Lease the following terms have the following respective meanings:

         BASIC RENT: the basic rent due and payable pursuant to Section 2.1 hereof.

         DEFAULT: any condition which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

         DEFAULT RATE: an annual rate of interest equal to the lesser of (a) the maximum rate of interest permitted under applicable law and (b) two (2%) percentage points above the publicly announced base rate of BankBoston, Boston, Massachusetts, in effect from time to time.

         ESCROWED FUNDS: any insurance proceeds or awards as a result of a Taking that are received by Landlord from time to time during the Term (and any interest earned thereon), which Landlord is holding for the purposes specified in Section 17 or Section 18 above, provided that the Escrowed Funds shall be held in an interest bearing account.

         EVENT OF DEFAULT:  as defined in Section 19.1 of this Lease.

         IMPOSITIONS: all taxes, assessments (including, without limitation, all assessments for public improvements or betterments, whether or not commenced or completed prior to the date hereof), ground water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time during or in respect of the Term may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (a) the Property or any part thereof or any rent therefrom or any estate, right or interest therein, or (b) any occupancy, use or possession of or activity conducted on the Property or any part thereof, other than any income or excess profits tax of Landlord determined on the basis of its general income or revenues, provided, however, that, if at any time during the Term the methods of taxation prevailing at the commencement of the Term shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such, there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord for the Property or any portion thereof, or (iii) a tax or license fee imposed upon Landlord which is otherwise measured by or based in whole or in part upon rents of the Property or any portion thereof, then the same shall be included in the computation of taxes, computed as if the amount of such tax or fee so payable were that due if the Property were the only property of Landlord subject thereto.

         INDEMNIFIED PARTY:    Landlord and any holder of a first mortgage on
the Property, and its and their respective officers, directors, agents and employees.

         INSURANCE REQUIREMENTS: all terms of any insurance policy covering or applicable to the Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Property or any part thereof or any use or condition of the Property or any part thereof.

         LEGAL REQUIREMENTS: all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of and agreements with all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Property or any part thereof, or any of the adjoining sidewalks, streets or ways, or any use or condition of the Property or any part thereof.

         LOAN:  the loan evidenced by the Note.

         LOCKOUT PERIOD EXPIRATION DATE: Lockout Period Expiration Date as defined in the Note.

         MORTGAGE: the Mortgage, Assignment of Leases & Rents and Security Agreement given by Landlord to secure its obligations under the Note.

         MORTGAGEE: the holder of the Note secured by the Mortgage.

         NOTE:   the  Mortgage Note in the amount of Twelve Million
($12,000,000.00) Dollars made by Birch Pond Realty Corporation d/b/a in the State of New Hampshire as BPRC to the order of John Hancock Real Estate Finance, Inc. ("Hancock") dated March 1, 1999;

         OPTION PRICE: the greater of (i) the fair market value of the Property on the date of the Tenant's Exercise Notice, as determined pursuant to Section
40.3 below, or (ii) the amount (the "Loan Prepayment Amount") required to pay the Loan in full on the Closing Date, as defined in Section 40.2 below.

         TENANT'S EQUIPMENT: all machinery, apparatus, furniture, furnishings and other equipment and all temporary or removable auxiliary structures installed by Tenant in or about the Property or any part thereof.

         TAKING: a taking during the Term of all or any part of the Property, or any interest therein or right accruing thereto, as the result of, or a deed in lieu or in anticipation of, the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Property or any part thereof.

35.      NOTICES, ETC.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or within 4 days of being mailed by first class registered or certified mail, postage prepaid, addressed:

         (a) if to Tenant, DM Management Company, 25 Recreation Park Drive, Hingham, MA 02043 Attn: Chief Financial Officer, or at such other address as Tenant shall have furnished to Landlord in writing, or

         (b) if to Landlord, to Birch Pond Realty Corporation, 25 Recreation Park Drive, Hingham, MA 02043 Attn: Treasurer, or at such other address as Landlord shall have furnished to Tenant in writing.

36.      ENVIRONMENTAL MATTERS.

         36.1. HAZARDOUS MATERIAL. Tenant shall not use, generate, store, transport or dispose of Hazardous Materials on, under, about, or from the Property (collectively, "HAZARDOUS MATERIALS ACTIVITIES") except in accordance with Legal Requirements. Landlord shall not be liable to

Tenant for any loss, cost, expense, claims, damage or liability arising out of any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees, customers or invitees and Tenant shall indemnify and defend Landlord, and hold Landlord harmless, in accordance with the provisions of Section 36.2 below, from and against any and all loss, costs, expenses, claims, damages or liabilities (hereinafter "Environmental Losses") arising out of all Hazardous Materials Activities on the Property. For purposes hereof, "Hazardous Materials" shall mean any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials, and shall include but not be limited to substances defined as "HAZARDOUS SUBSTANCES", "TOXIC SUBSTANCES", or "HAZARDOUS WASTES" in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended ("RCRA"); those substances defined as "hazardous materials" or "hazardous wastes" under the laws of the State of New Hampshire and those substances so defined in any other Legal Requirements. If Tenant's activities violate any Legal Requirements with respect to Hazardous Materials, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill, discharge or release of Hazardous Materials in or about the Property or of any condition in or about the Property constituting an "IMMINENT HAZARD" under any Legal Requirement. Landlord, Landlord's representatives and employees may enter the Property at any reasonable time, and on reasonable notice, to inspect Tenant's compliance herewith.

         36.2. ENVIRONMENTAL INDEMNIFICATION. Tenant hereby agrees to assume liability for and to pay, indemnity, defend, and hold harmless each and every Indemnified Party from and against any and all Environmental Losses, subject only to the provisions of Sections 3.6.2 below.

         36.2.1 ASSUMPTION OF DEFENSE. If an Indemnified Party notifies Tenant of any claim, demand, action, administrative or legal proceeding, investigation or allegation as to which the indemnity provided for in this Section 36.2 applies, Tenant shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by Tenant but reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, demand, action, proceeding, investigation or allegation involves both Tenant and the Indemnified Party and the Indemnified Party shall have been advised in writing by counsel that there may be legal defenses available to it which are inconsistent with those available to Tenant, then the Indemnified Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, demand, action, proceeding, investigation or allegation on its own behalf, and Tenant shall pay or reimburse the Indemnified Party for all reasonable attorney's fees incurred by the Indemnified Party because of the selection of such separate counsel.

        36.2.2 DEFENSE BY INDEMNIFIED PARTY. If any claim, demand, action, proceeding, investigation or allegation arises as to which the indemnity provided for in this Section 36.2 applies, and Tenant fails to assume promptly (and in any event within fifteen (15) days after being notified of the claim, demand, action, proceeding, investigation or allegation) the defense of the Indemnified Party, then the Indemnified Party may contest (or settle, with the prior written consent of Tenant, which consent will not be unreasonably withheld) the claim, demand, action, proceeding, investigation or allegation at Tenant's expense using counsel selected by the Indemnified Party.

        36.2.3 NOTICE OF ENVIRONMENTAL LOSSES. If an Indemnified Party receives a written notice of Environmental Losses that such Indemnified Party believes are covered by this Section 36.2, then such Indemnified Party will be expected to promptly furnish a copy of such notice to Tenant. The failure to so provide a copy of the notice to Tenant shall not excuse Tenant from its obligations under this Section 36.2; provided, that if Tenant is unaware of the matters described in the notice and such failure renders unavailable defenses that Tenant might otherwise assert, or precludes actions that Tenant might otherwise take, to minimize its obligations hereunder, then Tenant shall be excused from its obligation to indemnify such Indemnified Party against Environmental Losses, if any, which would not have been incurred but for such failure. For example, if Landlord fails to provide Tenant with the required notice of an obligation covered by the indemnity set out in Section 36.2 and Tenant is not otherwise already aware of such obligation, and if as a result of such failure Landlord becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if Tenant had been promptly provided with a copy of the notice, then Tenant will be excused from any obligation to Landlord to pay the excess.

        36.2.4. RIGHTS CUMULATIVE. The rights of each Indemnified
Party under this Section 36.2 shall be in addition to any other rights and remedies of such Indemnified Party against Tenant under the other provisions of this Lease or under any other document or instrument now or hereafter executed by Tenant, or at law or in equity.

        36.2.5. SURVIVAL OF THE INDEMNITY. Tenant's obligations under this Section 36.2 shall survive the termination or expiration of this Lease.

37.      FORCE MAJEURE.

         Whenever in this Lease either party is required to perform, fulfill or observe any agreement set forth herein (other than payment of money), delays caused by or resulting from act of God, war, fire, casualty, eminent domain, strike, governmental restrictions, shortage of labor or materials, collection of insurance or Taking proceeds or other cause beyond such party's reasonable control shall not be counted in determining the time when such performance, fulfillment or observance must be completed.

38.      GOVERNING LAW.

         This Lease shall be deemed made under, and shall be governed and construed in accordance with, the laws of the State of New Hampshire.

39.      MISCELLANEOUS.

         If any term of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby. Whenever in this Lease it is provided that any document or matter is to be satisfactory to Landlord or may be required by Landlord, it shall be deemed to mean reasonably satisfactory or reasonably required, as the case may be, in an ordinary business sense. Any approval or consent of Landlord required hereunder shall not be unreasonably (in an ordinary business sense) withheld or delayed. This Lease may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The headings in this Lease are for purposes of reference only and shall not limit or define the meaning hereof. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument. This Lease embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

         WITNESS the execution hereof under seal the day and year first above written.

                                       LANDLORD:  BIRCH POND REALTY
                                                  CORPORATION d/b/a in
                                                  New Hampshire as BPRC

                                       By:   /s/Olga L.Conley
                                             ------------------------
                                       Name:  Olga L. Conley
                                       Title: Treasurer and Secretary


                                       TENANT: DM MANAGEMENT COMPANY

                                       By:    /s/Olga L. Conley
                                              -----------------------
                                       Name:  Olga L. Conley
                                       Title: Chief Financial Officer

                                    EXHIBIT A


         That certain lot or tract of land, with the buildings and improvements thereon, located in Tilton, Belknap County, New Hampshire, and being bounded and described as follows:

         Beginning at the northeast corner of the described premises at land now or formerly of the State of New Hampshire and at a re-bar on the westerly sideline of Route 132, Sanborn Road:

         1.   S 19(Degree)20'44" E 45.87' by said Route 132 to a point; then

         2. By a curve to the right having a Delta of 17(Degree)00'15", a radius of 930.00 feet, an arc distance of 276.00 feet, and a chord bearing of S 10(Degree) 50' 37" E and a chord distance of 274.99 feet by said Route to a re-bar; then

         3.   S 02(Degree)20'29" E 155.23' by said Route to a re-bar; then

         4.   S 03(Degree)47'32" W 86.83' by said Route to a re-bar; then

         5.   S 03(Degree)05'40" W 523.55' by said Route to a re-bar; then

         6. By a curve to the left having a Delta of 01(Degree)40'53" and a radius of 11,489.16 feet, an arc distance of 337.18 feet, and a chord bearing of S 02(Degree)15' 13" W and a chord distance of 337.17 feet by said Route to a re-bar; then

         7. By a curve to the left having a Delta of 02(Degree)59'59" and a radius of 11,492.87 feet, an arc distance of 601.71 feet, and a chord bearing of S 01(Degree) 03' 20" W and a chord distance of 601.64 feet, by said Route to a re-bar; then

         8. By a curve to the left having a Delta of 01(Degree)52'45" and a radius of 11,501.15 feet, an arc distance of 377.22 feet, and a chord bearing of S 02(Degree) 31' 31" W and a chord distance of 377.20 feet, by said Route to a re-bar; then

         9. S 03(Degree)27'54" E 248.12' by said Route to a point at now or formerly of Oliver; then

         10. S 89(Degree)39'25" W 287.08' by said land of Oliver to a re-bar, then

         11.  S 08(Degree)48'25" W 225.00' by said land of Oliver to a re-bar;
              then

         12. S 08(Degree)48'25" W, a distance of 20.00' to a point at land now or formerly of the State of New Hampshire; then



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         13.  N70(Degree)50'37"W 54.78' by land of the State; then

         14.  N 81(Degree)42'19" W 58.01' by land of the State; then

         15.  S 82(Degree)53'59" W142.27' by land of the State; then

         16.  S76(Degree)57'22"W 157.00' by land of the State; then

         17.  S 89(Degree)46'48"W 67.18' by land of the State; then

         18.  N65(Degree)59'17"W 79.43' by land of the State; then

         19.  N47(Degree)43'27"W 87.84' by land of the State; then

         20.  N27(Degree)29'46"W 83.28' by land of the State; then

         21.  S73(Degree)59'49"W 53.30' by land of the State; then

         22.  N45(Degree)19'18"W 43.24' by land of the State; then

         23.  N26(Degree)13'08" W16.85'by land of the State; then

         24.  S83(Degree)49'28"W 29.65' by land of the State; then

         25.  N60(Degree)40'11"W 56.97' by land of the State; then

         26.  N38(Degree)05'58"W 37.81' by land of the State; then

         27.  N60(Degree)17'32"W 38.15' by land of the State; then

         28.  N31(Degree)50'23"W 27.09' by land of the State; then

         29.  N74(Degree)42'14"W 22.80' by land of the State; then

         30.  S74(Degree)47'09" W 91.21' by land of the State; then

         31.  N87(Degree)39'11"W 149.12' by land of the State; then

         32.  S72(Degree)41'13"W 67.05' by land of the State; then

         33.  N72(Degree)57'33" W 454.56' by land of the State; then

         34.  N29(Degree)36'39"W 498.10' by land of the State; then

         35.  N29(Degree)36'39"W 56.30' by land of the State; then

         36. N16(Degree)46'49"W 348.61' by land of the State to a concrete bound; then

         37. N14(Degree)31'44"E 885.88' by land of the State to a concrete bound; then

         38.  N58(Degree)29'32"E 430.73' by land of the State to a re-bar; then

         39.  N05(Degree)11'37"W 335.93' by land of the State to a re-bar; then

         40. S76(Degree)46'28"W 55.90' by land of the State to a concrete bound; then

         41. N85(Degree)46'21"W 3.96' by land of the State to a point at land now or formerly of DM Management Company ("DM") ; then

         42.  N66(Degree)32'51"E 1044.50 feet by land of said DM, then

         43.  N85(Degree)07'38"E 305.57' by land of said DM to a stone wall;
              then

         44. S25(Degree)23'01"E 51.24' by land now or formerly of Miller and said wall to a re-bar at land of the State; then

         45. S66(Degree)06'34"W 50.17' by land of the State and a stone wall to a drill hole in the wall; then

         46.  S21(Degree)06'31"E 95.43' by land of the State; then

         47.  S18(Degree)16'00"E 175.19' by land of the State to a re-bar; then

         48. N69(Degree)11'55"E 499.88' by land of the State to the point of beginning.

         Meaning and intending to describe and convey the land shown on Plan entitled, "ALTA/ACSM LAND TITLE SURVEY, Plan of Land Prepared for DM Management Company, Route 132 (Sanborn Road), Tilton, NH," dated November 19, 1998, by Yerkes Surveying Consultants and recorded in the Belknap County Registry of Deeds (the "Registry") on February 16, 1999, in Drawer L-31 #'s 61 and 62.


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